UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2010

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Princess Garden Parkway,
7th Floor
Lanham, Maryland 20706
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 306-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 24, 2010, Radio One, Inc. (the “Company”) completed its previously announced exchange offer (the “Amended Exchange Offer”) relating to its 8⅞% Senior Subordinated Notes due 2011 (the “2011 Notes”) and its 6⅜% Senior Subordinated Notes due 2013 (the “2013 Notes” and together with the 2011 Notes, the “Existing Notes”). The Company retired approximately $296.2 million in aggregate principal amount of the Existing Notes, comprised of approximately $97.0 million, or approximately 95.5%, in aggregate principal amount of the 2011 Notes and approximately $199.3 million, or approximately 99.6%, in aggregate principal amount of the 2013 Notes and entered into an amendment to its existing senior secured credit facility.

Credit Facility Amendment

On November 24, 2010, the Company entered into an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”) by and among the Company, as Borrower, Wells Fargo Bank, N.A., as successor by merger to Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto (the “Consenting Lenders”), which Amendment and Restatement Agreement amended and restated in its entirety that certain Credit Agreement, dated as of June 13, 2005 (the “Credit Agreement”), by and among the Company, the Administrative Agent, and the lenders from time to time party thereto (the Credit Agreement, as amended by the Amendment and Restatement Agreement, the “Amended and Restated Credit Agreement”).  The Amended and Restated Credit Agreement amended the Credit Agreement by, among other things, replacing the existing amount of outstanding revolving loans with a $323.0 million term loan (the “New Term Loan”) and providing for three tranches of revolving loans, including a $20.0 million revolver to be used for working capital, capital expenditures, investments, and other lawful corporate purposes, a $5.1 million revolver to be used solely to redeem or repurchase and retire the 2011 Notes, and a $13.7 million revolver to be used solely to fund a capital call with respect to TV One, LLC, a Delaware limited liability company and one of the Company’s joint ventures (“TV One”).

Interest.  Interest payments under the terms of the Amended and Restated Credit Agreement will be due based on the type of loan selected.  Interest on both alternate base rate loans and LIBOR loans will be payable monthly.  The LIBOR interest rate floor is 1.00% and the alternate base rate is equal to the greater of the prime rate, the Federal Funds Effective Rate plus 0.50% and the LIBO Rate for a one-month period plus 1.00%.  Interest payable on (i) LIBOR loans will be at LIBOR plus 6.25% and (ii) alternate base rate loans will be at alternate base rate plus 5.25% (and, in each case, may be permanently increased if the Company exceeds certain senior leverage ratio levels, tested quarterly beginning June 30, 2011).  The interest rate paid in excess of LIBOR could be as high as 7.25% during the last quarter prior to maturity if the Company exceeds the senior leverage ratio levels on each test date.  Additionally, amortization payments of 1.00% per annum on the New Term Loan must be paid in equal quarterly installments beginning September 30, 2011, with the remainder due at maturity on June 30, 2012.

Mandatory Prepayments and Commitment Reduction.  The Amended and Restated Credit Agreement contains anti-cash hoarding provisions and provides that (i) net asset sales proceeds repay secured debt (subject to a de minimus floor), (ii) net debt proceeds repay secured debt (with exceptions for subordinated debt issued to fund a TV One capital call) and  (iii) equity issuance proceeds repay secured debt (with exceptions for equity issued to fund a TV One capital call, to purchase the interests of certain TV One financial investors or of management and to fund certain put rights related to TV One).

Financial Covenants.  The Amended and Restated Credit Agreement provides for maintenance of the following maximum fixed charge coverage ratio as of the last day of each fiscal quarter:

Effective Period	Ratio
November 24, 2010 to December 30, 2010	1.05 to 1.00
December 31, 2010 to June 30, 2012	1.07 to 1.00

The Amended and Restated Credit Agreement also provides for maintenance of the following maximum total leverage ratios (subject to certain adjustments if subordinated debt is issued or any portion of the $13.7 million revolver is used to fund a TV One capital call):

Effective Period	Ratio
November 24, 2010 to December 30, 2010	9.35 to 1.00
December 31, 2010 to December 30, 2011	9.00 to 1.00
December 31, 2011 and thereafter	9.25 to 1.00

The Amended and Restated Credit Agreement also provides for maintenance of the following maximum senior leverage ratios (subject to certain adjustments if any portion of the $13.7 million revolver is used to fund a TV One capital call):

Beginning	No greater than
November 24, 2010 to December 30, 2010	5.25 to 1.00
December 31, 2010 to March 30, 2011	5.00 to 1.00
March 31, 2011 to September 29, 2011	4.75 to 1.00
September 30, 2011 to December 30, 2011	4.50 to 1.00
December 31, 2011 and thereafter	4.75 to 1.00

The Amended Credit Facility provides for maintenance of average weekly availability at any time during any period set forth below:

Beginning	Average weekly availability no less than
November 24, 2010 through and including June 30, 2011	$10,000,000
July 1, 2011 and thereafter	$15,000,000

Commitment and Amendment Fees.  An unused revolver commitment fee of 0.50% was paid on the then outstanding revolver commitment concurrently with the closing of the Amended Exchange Offer.  An upfront amendment fee of 0.50% was also paid to approving lenders based upon their pro rata portion of the aggregate commitments under the Amended and Restated Credit Agreement.

This summary of the Amendment and Restatement Agreement and the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such agreements, which are attached hereto as Exhibit 10.1 and are incorporated by reference.

Indenture

On November 24, 2010, the Company issued $286,794,302 in aggregate principal amount of its new 12.5%/15.0% Senior Subordinated Notes due 2016 (the “Notes”) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The Notes were issued pursuant to an indenture (the “Indenture”), dated as of November 24, 2010, among the Company, the guarantors signatory thereto (the “Guarantors”) and Wilmington Trust Company, as trustee (the “Trustee”).  The Notes will mature on May 24, 2016.

Interest on the Notes will be payable in cash, or at the Company’s election, partially in cash and partially in PIK Notes (a “PIK Election”) on a quarterly basis in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2011.  Interest will accrue at a rate of 12.5% per annum if the interest for such interest period is paid fully in cash.  In the event that the Company makes a PIK Election in accordance with the Indenture, cash interest will accrue and be paid for such interest period at a rate of 6.0% per annum and interest paid-in-kind through the issuance of additional Notes will accrue for such interest period at 9.0% per annum; provided that the Company may make a PIK Election only with respect to interest accruing up to but not including May 15, 2012, and with respect to interest accruing from and after May 15, 2012 such interest will accrue at a rate per annum of 12.5% and will be payable in cash.

The Notes are the Company’s senior subordinated obligations and will rank: (i) senior to any of the Company’s and its guarantors’ future debt that expressly provides that it is subordinated to the Notes; (ii) senior in right of payment to the Existing Notes and to any of the Company’s and its guarantors’ existing and future subordinated obligations; and (iii) junior to all of the Company’s and its guarantors’ existing and future senior debt under the Amended and Restated Credit Agreement, any other obligations under the Amended and Restated Credit Agreement and all hedging obligations related thereto.

The Company may redeem some or all of the Notes upon not less than 30 nor more than 60 days’ notice, at the optional redemption prices set forth in the Indenture plus accrued and unpaid interest on the Notes redeemed to the applicable redemption date.

In the event of a change of control (as defined in the Indenture), the Company will be required to offer to repurchase the Notes at the repurchase prices set forth in the Indenture plus accrued and unpaid interest to the repurchase date, if any.

The terms of the Indenture, among other things, limits the ability of the Company and its restricted subsidiaries to: (i) incur additional indebtedness or issue certain preferred stock; (ii) pay dividends on, or make distributions in respect of, their capital stock; (iii) make certain investments or other restricted payments; (iv) sell certain assets or issue capital stock of restricted subsidiaries; (v) create liens; (vi) merge, consolidate or transfer or dispose of substantially all of their assets; and (vii) engage in certain transactions with affiliates.  These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, accrued and unpaid interest, if any, on all the Notes to be due and payable.  These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

This summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the text of the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated by reference.

Supplemental Indentures

On November 24, 2010, the Company, the guarantors signatory thereto and Wilmington Trust Company, as trustee for each of the 2011 Notes and the 2013 Notes entered into a supplemental indenture to the indenture governing the 2011 Notes (the “2011 Notes Supplemental Indenture”) and a supplemental indenture to the indenture governing the 2013 Notes (the “2013 Notes Supplemental Indenture”), each of which waived any and all existing defaults and events of default that had arisen or may have arisen under each such indenture that may be waived and eliminated substantially all of the covenants in each such indenture, other than the covenants to pay principal of and interest on the Existing Notes when due, and eliminated or modified the related events of default.

This summary does not purport to be complete and is qualified in its entirety by reference to the text of the 2011 Notes Supplemental Indenture and the 2013 Notes Supplemental Indenture, which are filed as Exhibits 4.2 and 4.3 hereto and are incorporated by reference.

Registration Rights Agreement

On November 24, 2010, in connection with the private placement of the Notes, the Company, the Guarantors and the holders of the Notes entered into a Registration Rights Agreement (the “Registration Rights Agreement”), filed as Exhibit 4.4 hereto and incorporated by reference herein.  The terms of the Registration Rights Agreement require the Company and the Guarantors to: (i) use their reasonable best efforts to file with the Securities and Exchange Commission (the “SEC”) and cause to become effective within 120 days (or within 270 days if the registration statement is reviewed by the SEC) after the date of the initial issuance of the Notes, a registration statement  with respect to an offer to exchange the Notes (“Exchange Offer”) for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the Notes, (except for provisions relating to the transfer restrictions and payment of special interest); (ii) promptly commence the Exchange Offer following the effectiveness of the registration statement; (iii) keep the Exchange Offer open for at least 20 business days; and (iv) in certain circumstances, file a shelf registration statement for the resale of the Notes.  If the Company and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then the Company will be required to pay special interest to the holders of the Notes, up to a maximum special interest rate of 1.00% per annum.

This summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Registration Rights Agreement, which is filed as Exhibit 4.4 hereto.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.03  Material Modification to Rights of Security Holders.

On November 24, 2010, the Company and the Trustee entered into supplemental indentures which materially modified the rights of holders of Existing Notes who did not tender their notes.  The information in Item 1.01 under the caption “Supplemental Indentures” is incorporated into this Item 3.03 by reference.

Item 7.01  Regulation FD Disclosure.

On November 24, 2010, the Company announced that it had completed the Amended Exchange Offer.  A copy of the Company’s press release announcing the completion of the Amended Exchange Offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01  Other Events.

On November 24, 2010, a notice of redemption was delivered to the holders of the outstanding 2011 Notes that all outstanding 2011 Notes would be redeemed on December 24, 2010 (the “Redemption Date”), at a redemption price of 100.0% of principal amount of such 2011 Notes, plus accrued and unpaid interest to the Redemption Date.

Private Placement of the Notes
The new securities issued pursuant to the exchange offer have not been registered under the Securities Act or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This Form 8-K and the press release attached as Exhibit 99.1 do not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities.

Cautionary Information Regarding Forward-Looking Statements

This Form 8-K and the press release attached as Exhibit 99.1 contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements represent management’s current expectations and are based upon information available to the Company at the time of this Form 8-K and press release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in the Company’s reports on Forms 10-K and 10-Q and other filings with the SEC.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
4.1
Indenture, dated as of November 24, 2010, among Radio One, Inc., the guarantors signatory thereto and Wilmington Trust Company, as trustee, relating to the 12.5%/15.0% Senior Subordinated Notes due 2016.

4.2
Supplemental Indenture, dated as of November 24, 2010, among Radio One, Inc., the guarantors signatory thereto and Wilmington Trust Company, as trustee, supplementing the indenture, dated as of May 18, 2001 (as supplemented and in effect as of the date of the Supplemental Indenture), providing for the issuance of 8 7/8% Senior Subordinated Notes due 2011.

4.3
Supplemental Indenture, dated as of November 24, 2010, among Radio One, Inc., the guarantors signatory thereto and Wilmington Trust Company, as trustee, supplementing the indenture, dated as of February 10, 2005 (as supplemented and in effect as of the date of the Supplemental Indenture), providing for the issuance of 6⅜% Senior Subordinated Notes due 2013.

4.4	Registration Rights Agreement, dated as of November 24, 2010, among Radio One, Inc., the guarantors signatory thereto and certain holders of its debt securities.
10.1
Amendment and Restatement Agreement, dated as of November 24, 2010, to the Credit Agreement, dated as of June 13, 2005, by and  among Radio One, Inc. as Borrower, Wells Fargo Bank, N.A., successor-by-merger to Wachovia Bank, National Association, as Administrative Agent, the lenders referred to therein and the other parties from time to time party thereto.

99.1	Press Release, dated November 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.

Date: December 1, 2010                                                       By: /s/ Peter D. Thompson
       Peter D. Thompson
       Chief Financial Officer